Exhibit 99.1

SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ANNOUNCES NEW ADDITIONS TO BOARD OF DIRECTORS

Houston, Texas, January 25, 2008 — SPACEHAB Incorporated, (NASDAQ: SPAB), a provider of commercial space services, today announced the Company’s Board of Directors has approved the addition of General (Ret.) Lance W. Lord, R. Scott Nieboer, John A. Oliva, and William F. Readdy to SPACEHAB’s Board of Directors.

General (Ret.) Lance W. Lord

General (Ret.) Lance Lord served as Commander of Air Force Space Command at the Peterson Air Force  Base in Colorado where he oversaw a global network of satellite command and control, communications,  missile warning and launch facilities, and ensured the combat readiness of America’s intercontinental  ballistic missile force. The recipient of several prestigious military decorations throughout his career —  including the Distinguished Service Medal, Legion of Merit, and the Defense Meritorious Service Medal  — General Lord entered the Air Force in 1969 and retired in 2006.

R. Scott Nieboer

R. Scott Nieboer is a Manager of Trace Management, LLC which directs Trace Partners, LP, an investment  partnership, and Chief Manager of Curtiswood Capital, a wholly owned subsidiary of Trace Partners, LP. A  Broker-Dealer registered with the Financial Industry Regulatory Authority (FINRA) (NASD), Nieboer also  serves as Chief Executive Officer of a startup company, 5th Market, Inc. which specializes in electronic  complex trading systems for institutional investors.

John A. Oliva

John A. Oliva has 26 years of experience in the private equity, investment banking, capital markets, branch  management, and asset management sectors. He is the Managing Principal of Capital City Advisors Inc.  (CCA), a NASD/FINRA registered broker/dealer and independent investment banking and advisory firm. Since 2002, CCA has provided financial advisory services, including mergers and acquisitions and raising  expansion capital to select mid-tier companies. Mr. Oliva, who holds eight NASD/FINRA licenses including  the Managing Principal and Financial Principal licenses, also co-manages the Indo-American Growth Fund.

William F. Readdy

William F. Readdy dedicated more than 30 years of service to the United States as a military officer, pilot  astronaut, and civil service executive. A decorated naval aviator, Readdy joined NASA in 1986 and was tapped  for the astronaut corps just one year later. Throughout his astronaut career, Readdy logged more than 672 hours  in space on three shuttle missions serving as commander on his third flight, STS-79. In 2001, Readdy was  appointed as NASA’s associate administrator for space operations where he led a $6 billion-a-year enterprise  comprising five major programs, four field installations, and more than 40,000 civil servant and contractor  employees. Among many awards of distinction Readdy earned throughout both his military and NASA careers, he was honored as a Meritorious Rank Executive by President George W. Bush and awarded NASA’s highest  honor, the Distinguished Service Medal twice.

The Board determined that John A. Oliva qualifies as an independent director and financial expert and  was appointed Chairman of the audit committee. He joins Barry Williamson and Mark Adams on the  committee.

“SPACEHAB is both delighted and honored with the addition of this distinguished group of outstanding  leaders in their respective fields,” said SPACEHAB, Inc. Chief Executive Officer, Thomas B. Pickens,  III. “Their collective experience is as successful as it is diverse, qualities from which SPACEHAB and its  shareholders will most certainly benefit in the near and long term future. With our new board members  the Company is ideally positioned to move into our identified markets of opportunity with clear  direction,” said Pickens.

About SPACEHAB, Incorporated

SPACEHAB is a commercial and entrepreneurial force in the space industry providing a full spectrum of  products and services to both the government and private sectors. The Company offers space access and  payload integration services, production of valuable commercial products in space, spacecraft pre-launch  processing facilities and services, development and extension of space-based products to the consumer  market, and program and engineering support ranging from development and manufacturing of flight  hardware to large scale government project management.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor  provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks,  trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement.  These factors include, but are not limited to, continued government support and funding for key space programs, product  performance and market acceptance of products and services, as well as other risk factors and business considerations  described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any  forward-looking statements in this document should be evaluated in light of these important risk factors. The Company  assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eva-Marie deCardenas

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5071

edecardenas@spacehab.com

###